11/12/99










                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                      among

                               UNICOM CORPORATION,

                           COMMONWEALTH EDISON COMPANY

                                       and

                                  JOHN W. ROWE

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement"), dated as of December 15, 1999 (the "Agreement Date"), by and among Unicom Corporation, an Illinois corporation ("Unicom"), Commonwealth Edison Company, an Illinois corporation ("ComEd"), and John W. Rowe ("Executive"), amends and restates, to be effective immediately prior to the Merger Effective Time (as defined below), that certain Employment Agreement dated as of March 10, 1998, as heretofore and as hereafter otherwise amended prior to the Merger Effective Time (the "Prior Agreement"), by and among Unicom, ComEd and Executive.

         WHEREAS, Executive is currently serving as Chairman of the Unicom Board and the ComEd Board, President and Chief Executive Officer of both Unicom and ComEd and a member of the Unicom Board and the ComEd Board;

         WHEREAS, Peco Energy Company, a Pennsylvania corporation ("Parent"), Newholdco Corporation, a Pennsylvania corporation (the "Company") and Unicom have executed an Agreement and Plan of Exchange and Merger, dated as of September 22, 1999 (the "Merger Agreement"), which contemplates that Parent shall become a wholly owned subsidiary of the Company and immediately thereafter Unicom will be merged with and into the Company (the "Merger"), which Merger will become effective at the Merger Effective Time (as defined in the Merger Agreement);

         WHEREAS, as contemplated by the Merger Agreement, the Company will be the surviving corporation in the Merger and, as such, will by operation of law succeed to the rights and obligations of Unicom hereunder;

         WHEREAS, in order to induce Executive to serve, on and after the Merger Effective Time, as President and Co-Chief Executive Officer of the Company (as the surviving entity in the Merger and as successor to Unicom at the Merger Effective Time), and Chairman of the Executive Committee of the Company Board and other positions as provided in this Agreement, Unicom desires from and after the Merger Effective Time to provide Executive with compensation and other benefits on the terms and conditions set forth in this Agreement; and

         WHEREAS, Executive is willing to accept such employment and perform such services on the terms and conditions hereunder set forth;

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, Unicom, ComEd and Executive agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms):

         I.1 "Accrued Base Salary" means that portion of Executive's Base Salary which is accrued but unpaid as of the Termination Date.

         I.2      "Accrued Annual Incentive" means either:


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                           (1) the amount of any Annual  Incentive  earned  with
                  respect to the calendar year ended prior to the Termination Date, but which is unpaid as of the Termination Date, if both
                  (x) the amount of such Annual Incentive has been objectively determined solely by the application of a formula that does not provide the Company, Unicom or any Company Affiliate any discretion to increase the amount of the Annual Incentive and
                  (y) neither the Company, Unicom nor any Company Affiliate has applied any discretion it may have pursuant to the Annual Incentive Award Program in which Executive participates or otherwise to reduce the amount of such Annual Incentive or,

                           (2) if the conditions specified in clause (i) of this
                  sentence have not been satisfied, the average of the Annual Incentives that were actually paid to Executive with respect to Executive's last three full calendar years of employment by the Company, Unicom or any Company Affiliate.

         For purposes of clause (ii) of the preceding sentence, if Annual Incentives have been paid to Executive in respect of fewer than three years, such average shall be computed by reference to the Annual Incentives that were actually paid to Executive.

         I.3 "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be. For the purposes of this definition, the term "control" when used with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         I.4 "Agreement Date" -- see the recitals to this Agreement.

         I.5 "Anniversary Date" means any annual anniversary of March 16, 1998.

         I.6 "Annual Incentive" -- see Section 4.2.

         I.7 "Base Salary" -- see Section 4.1.

         I.8 "Beneficiary" -- see Section 10.4.

         I.9 "Cause" means any of the following:

                  (1) Executive's conviction of a felony or of a misdemeanor involving moral turpitude, fraud or dishonesty,

                  (2) wilful misconduct by Executive in the performance of his duties under this Agreement that was intended to personally benefit Executive, or

                  (3) material breach of this Agreement by Executive (other than as a result of incapacity due to physical or mental illness);


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provided  that,  if a material  breach of this  Agreement  involved an act, or a failure to act, which was done, or omitted to be done, by Executive in good faith and with a reasonable belief that Executive's act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulation, such breach shall not constitute Cause if, within 30 days (10 days in the event of a breach of covenants contained in Article IX) after Executive is given written notice of such breach that specifically refers to this Section, Executive cures such breach to the fullest extent that it is curable.

         I.10 "Change in Control" means any one or more of the following to occur after the Merger Effective Time:

                  (1) the acquisition by any Person (including for purposes of this definition any "person" within the meaning of Section 13(d) (3) or 14(d) (2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Common Stock") or (ii) the combined voting power of the then-outstanding Voting Securities of the Company (the "Outstanding Voting Securities"), but excluding (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company (a "Company Plan") or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; provided further, that for purposes of clause (B), if any Person (other than the Company or any Company Plan) shall become the beneficial owner of 20% or more of the Outstanding Common Stock or 20% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                  (2) individuals who, as of the Merger Effective Time, constitute the Company Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Incumbent Board; provided that any individual who becomes a director of the Company subsequent to the Merger Effective Time whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Exchange Act) or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Company Board shall not be deemed a member of the Incumbent Board;


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                  (3)  approval  by  the   stockholders  of  the  Company  of  a
         reorganization, merger or consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis) other than in connection with a sale-leaseback or other arrangement resulting in the continued utilization of such assets (or the operating products of such assets) by the Company (such reorganization, merger, consolidation, sale or other disposition, a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which:

                           (1) all or  substantially  all of the  individuals or
                  entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding Voting Securities of such corporation, as the case may be, of the corporation resulting from such Corporate Transaction (including a corporation which as a result of such transaction owns the Company or all or substantially all of its assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be;

                           (2) no Person  (other than the  Company;  any Company
                  Plan; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding Voting Securities of such corporation;

                           (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; and

                           (4) Executive shall be appointed or elected to positions in respect of the corporation resulting from such Corporate Transaction that are comparable to the positions held by Executive pursuant to Section 2.1 immediately prior to the Corporate Transaction; or

                  (4) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all the assets of the Company by its Affiliates.

         I.11 "ComEd" -- see the recitals to this Agreement.


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         I.12  "Common  Stock"  means common  stock,  without par value,  of the
Company.

         I.13 "Commencement Date" -- see Section 3.1.

         I.14 "Company" -- see the recitals to this Agreement.

         I.15 "Company Board" means the Board of Directors of the Company.

         I.16 "Compensation Committee" means the Compensation Committee of the Company Board, or any successor committee thereto.

         I.17 "Confidential Information" means any information not generally known in the relevant trade or industry, which was obtained from the Company, Unicom or any Company Affiliate, or which was learned, discovered, developed, conceived, originated or prepared during or as a result of the performance of any services by Executive on behalf of the Company, Unicom or any Company Affiliate and which:

                  (1) relates to one or more of the following:

                        (1) trade secrets of the Company or an Affiliate thereof
                  or any customer or supplier of the Company or an Affiliate thereof;

                        (2) existing or contemplated products, services, technology, designs, processes, formulae, algorithms, research or product developments of the Company or an Affiliate thereof or any customer or supplier of the Company or an Affiliate thereof;

                        (3) business plans, sales or marketing methods,  methods
                  of doing business, customer lists, customer usages and/or requirements, supplier information of the Company or an Affiliate thereof or any customer or supplier of the Company or an Affiliate thereof; or

                  (2) the Company or an Affiliate thereof or any customer or supplier of the Company or an Affiliate thereof may reasonably have the right to protect by patent, copyright or by keeping it secret and confidential.

Confidential Information does not include any information that is or may become publicly known other than through the improper actions of Executive.

         I.18 "Contract Term" -- see Section 3.1.

         I.19 "Disability" means a mental or physical condition which, in the opinion of the Company Board, renders Executive unable or incompetent to carry out the job responsibilities which such Executive held or the duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three months and which in the opinion of a physician


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mutually  agreed upon by the Company and Executive  (provided that neither party shall unreasonably withhold or delay such agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six months.

         I.20 "Early Retirement" means a Termination of Employment by Executive on or after March 16, 2003, other than a Normal Retirement or a Termination for Good Reason prior to Normal Retirement.

         I.21 "Exchange Act" means the Securities Exchange Act of 1934.

         I.22 "Executive" -- see the recitals to this Agreement.

         I.23 "Formula Annual Incentive" means the greater of (i) the Annual Incentive for the latest calendar year ended on or before the Termination Date, or (ii) the average of the Annual Incentives that were actually paid (or would have been paid in respect of the year preceding the Termination Date but for a termination of Executive's employment after the end of such preceding year) to Executive with respect to Executive's last three full calendar years of employment by the Company, Unicom or any Affiliate of the Company. For purposes of clause (ii) of the preceding sentence, if Annual Incentives have been paid to Executive in respect of fewer than three years, such average shall be computed by reference to the Annual Incentives that were actually paid to Executive.

         I.24 "Good Reason" means any material breach of this Agreement by the Company, including:

                  (1) a failure to provide the compensation and benefits required by this Agreement, including a reduction in the Base Salary of Executive below the Base Salary in effect during the immediately preceding year under this Agreement or, where applicable, the Prior Agreement, unless such reduction is commensurate with and part of a general salary reduction program applicable to all senior executives of the Company;

                  (2) failure to appoint or elect Executive (i) for the period beginning at the Merger Effective Time and continuing until the last day of the first half of the Transition Period, the President and Co-Chief Executive Officer of the Company, the Chairman of the Executive Committee of the Company Board and as a member of the Company Board, (ii) for the period beginning at the commencement of the last half of the Transition Period and continuing until the last day of the Transition Period, the Co-Chief Executive Officer of the Company, the Chairman of the Company Board and a member of the Company Board, and
         (iii) for the period commencing immediately prior to the end of the Transition Period and continuing after the Transition Period, the sole Chief Executive Officer of the Company, Chairman of the Company Board and a member of the Company Board; except that, in the event that prior to the end of the Transition Period Corbin A. McNeill, Jr. should cease to serve as Co-Chief Executive Officer of the Company, or prior to the end of the first half of the Transition Period as Chairman of the Company Board, "Good Reason" under this subsection (b) shall also include failure to immediately appoint or elect Executive as sole Chief Executive Officer and/or Chairman of the Company Board, as applicable;



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                  (3) causing or requiring  Executive to report to any Person or group other than the Company Board;

                  (4)   any   material    adverse    change   in   the   status,
         responsibilities or perquisites of Executive; or

                  (5) any public announcement by the Company Board that it is seeking a replacement for Executive, which announcement is made prior to Executive's attaining age 60, unless Executive has consented to such announcement;

provided, however, that an act or omission shall not constitute a material breach of this Agreement by the Company:

                           (1) unless Executive gives the Company 30 days' prior
                  notice of such act or omission and the Company fails to cure such act or omission within the 30-day period;

                           (2) if Executive first acquired  actual  knowledge of
                  such act or omission more than 12 months before Executive gives the Company such notice; or

                           (3) if Executive has consented in writing to such act
                  or omission in a document that makes specific reference to this Section.

         I.25 "Initial Term" shall mean the period, if any, beginning at the Merger Effective Time and ending on March 15, 2001.

         I.26 "including" means including without limitation.

         I.27 "Key Employee" means any employee of the Company who is Group Level 12 or above ("Group Level") or any employee of any Affiliate of the Company who is at a level which is the equivalent of Group Level.

         I.28 "LTIP" means the Company's Long-Term Incentive Plan.

         I.29 "Merger" -- see the recitals to this Agreement.

         I.30 "Merger Effective Time" -- see the recitals to this Agreement.

         I.31 "Normal Retirement" means a Termination of Employment by Executive either (i) on or after March 16, 2006 or (ii) on or after March 16, 2003 if the Company Board shall have determined with the written consent of the Executive that such Termination shall constitute Normal Retirement for purposes of this Agreement.

         I.32 "Option" means an option to purchase shares of Common Stock pursuant to the terms and conditions of either this Agreement and the LTIP (or any successor plan) or the Prior Agreement and the Unicom Long-Term Incentive Plan.



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         I.33 "Option Expiration Date" means, with respect to a specific Option, the expiration date of such Option as specified in the grant agreement or the plan (as applicable) relating thereto.

         I.34 "Parent" -- see the recitals to this Agreement.

         I.35 "Performance Unit Program" means Unicom's Long Term Performance Unit Award Program, or any successor program maintained by the Company.

         I.36 "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether federal, state, county, municipal or otherwise).

         I.37 "Post-Retirement Health Care Coverage" means the medical, dental and vision care coverage provided by the Company or Unicom from time to time to its retired senior executives who retired at or after March 10, 1998.

         I.38 "Practices" means practices, policies and programs.

         I.39 "Prior Agreement" -- see the recitals to this Agreement.

         I.40 "Prorated Annual Incentive" means, in respect of the calendar year during which the Termination Date occurs, an amount equal to the product of the Formula Annual Incentive multiplied by a fraction, the numerator of which equals the number of days between January 1 of such calendar year and the Termination Date and the denominator of which equals 365.

         I.41 "SERP Benefit" -- see Section 6.2(a).

         I.42 "Service Annuity System" means the Commonwealth Edison Company Service Annuity System.

         I.43 "Severance Period" means the period that commences on the Termination Date and ends two years after the Termination Date; provided, however, that if (i) the Termination Date occurs at any time prior to December 31, 2004, (ii) the Termination Date occurs within the first 24 months after a Change in Control, or (iii) the Termination Date occurs at any time because of a Termination for Good Reason within the meaning of Section 1.24(b), the Severance Period shall end three years after the Termination Date.

         I.44 "Supplemental Retirement Plan" means the Commonwealth Edison Company Supplemental Management Retirement Plan.

         I.45 "Taxes" means federal, state, local or other income, employment or other taxes.

         I.46 "Termination Date" means the date as of which Executive's employment with the Company and all Affiliates thereof is terminated by the Company or by Executive for any reason.


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         I.47 "Termination for Good Reason" means a Termination of Employment by
Executive for Good Reason.

         I.48 "Termination of Employment" occurs on the first day on which Executive is for any reason no longer employed by the Company or any Affiliate thereof.

         I.49 "Termination Without Cause" means a termination of Executive's employment by the Company and all Affiliates thereof for any reason other than Cause or Disability.

         I.50 "Transition Period" means the period beginning at the Merger Effective Time and ending on December 31, 2003.

         I.51 "Unicom" -- see the recitals to this Agreement.

         I.52 "Voting Securities" means, with respect to a corporation, the securities of such corporation entitled to vote generally in the election of the directors of such corporation.


                                   ARTICLE II.
                                     DUTIES

         II.1 Duties. During the Contract Term, (a) for the period beginning at the Merger Effective Time and continuing until the last day of the first half of the Transition Period, Executive shall be the President and Co-Chief Executive Officer of the Company, the Chairman of the Executive Committee of the Company Board, and a member of the Company Board, (b) for the period beginning at the commencement of the last half of the Transition Period and continuing until the last day of the Transition Period, Executive shall be the Co-Chief Executive Officer of the Company, the Chairman of the Company Board and a member of the Company Board, and (c) for the period commencing immediately prior to the end of the Transition Period and continuing after the Transition Period, Executive shall be sole Chief Executive Officer of the Company, Chairman of the Company Board and a member of the Company Board. In the event, however, that prior to the end of the Transition Period Corbin A. McNeill, Jr. should cease during the Contract Term to serve as Co-Chief Executive Officer of the Company, Executive shall immediately be sole Chief Executive Officer of the Company, and if Corbin
A. McNeill, Jr. should cease to serve during the Contract Term as Chairman of the Company Board prior to the end of the first half of the Transition Period, Executive shall immediately become Chairman of the Company Board. It is contemplated that, in connection with each annual meeting of shareholders (or action by written consent in lieu thereof) of the Company during the Contract Term, the shareholders of the Company will elect Executive to the Company Board. During the Contract Term (excluding any periods of vacation, sick leave or disability to which Executive is entitled), Executive (subject to Section 2.2) shall devote his full attention and time to the business and affairs of the Company and use his best efforts to perform his duties and responsibilities described herein.

         II.2 Other Activities. Executive may (a) serve on corporate, civic or charitable boards or committees, (b) fulfill speaking engagements or teach at educational institutions or (c) manage


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personal  investments,  in each case to the extent that such  activities  do not materially interfere with the performance of his duties under this Agreement.

                                  ARTICLE III.
                                TERM OF AGREEMENT

         III.1 Term. The term of this Agreement (the "Contract Term") shall begin at the Merger Effective Time (the "Commencement Date") and shall continue in effect until the Termination Date.

                                   ARTICLE IV.
                                  COMPENSATION

         IV.1 Base Salary. During any portion of the Contract Term consisting of the Initial Term, the Company shall pay Executive in accordance with its normal payroll practices an annual salary (the "Base Salary") of at least $900,000 but not less than either Executive's annual salary under the Prior Agreement immediately prior to the Merger Effective Time or the annual salary of the other Co-Chief Executive Officer, if any, of the Company. After the expiration of the Initial Term, the Base Salary shall be reviewed at least annually and may be adjusted at any time and from time to time as shall be determined by the Compensation Committee, except that during the Transition Period Executive's Base Salary shall not be less than the annual salary of the other Co-Chief Executive Officer, if any, of the Company. Any increase in Base Salary shall not limit or reduce any other obligation to Executive under this Agreement.

         IV.2 Annual Incentive. During the Contract Term, Executive shall participate in the Company's Annual Incentive Award Program and shall be eligible to receive an annual incentive award in accordance with the terms and conditions thereof and on the same basis as other senior executives of the Company, except that during the Transition Period such award shall not be less than that of the other Co-Chief Executive Officer, if any, of the Company. Executive shall continue to participate in the Unicom Annual Incentive Award Program in accordance with the terms and conditions thereof with respect to annual incentive awards (collectively with annual incentive awards granted under the Company's Annual Incentive Award Program, "Annual Incentive") granted prior to the Merger Effective Time.

         IV.3 Long-Term Incentives. Effective as of the Commencement Date, Executive shall participate in the Company's LTIP and in any Performance Unit Program in accordance with the terms and conditions thereof and on the same basis as other senior executives of the Company, except that during the Transition Period such participation shall be on a basis that is not less than that of the other Co-Chief Executive Officer, if any, of the Company. Executive shall continue to participate in the Performance Unit Program in accordance with the terms and conditions thereof with respect to performance cycles in effect as of the Merger Effective Time. In addition, any award payable to Executive under the Performance Unit Program with respect to the three-year performance period ending on December 31, 2000 will be made as though Executive had participated in such Program throughout such performance period (except in the event of a Termination of Employment, in which case the provisions of the Performance Unit Program shall apply).

         IV.4 Deferred Stock and Additional Option.

                  (1) Deferred Stock. Pursuant to the Prior Agreement, effective on the date in 1999 on which Executive's Annual Incentive with respect to 1998 first became payable pursuant to Section 4.3 of the Prior Agreement (the "Grant Date"), Unicom granted to Executive a right to receive, on the Payment Date (as defined in the last sentence of Section 4.4(b)), a number of shares of Common Stock of Unicom (the "Deferred Shares") equal to the sum of:

                           (1) a number of shares (the "Initial Deferred Shares") equal to $600,000 divided by 100% of the fair market value (determined in accordance with the Unicom Long-Term
                  Incentive Plan or any applicable successor plan (the "Fair Market Value")) of a share of the Common Stock of Unicom on the Grant Date (such price, the "Grant Price"), and

                           (2) the  aggregate  number of  shares of such  Common
                  Stock that would be issued from time to time if all dividends (other than dividends payable in such Common Stock) payable in respect of the Initial Deferred Shares were reinvested in additional shares of such Common Stock (assuming for this purposes that the Initial Deferred Shares were outstanding throughout the period beginning on the Grant Date and ending on the Payment Date) based on the Fair Market Value of such Common Stock as of the applicable dividend payment date.

         Such Deferred Shares shall be payable as provided in this Section 4.4; provided, however, that the aggregate number and kind of Deferred Shares shall from time to time be equitably adjusted to prevent any material dilution or enlargement of the aggregate value of the Deferred Shares that may otherwise occur by reason of a change in the number or kind of outstanding shares of Unicom Common Stock or of Common Stock resulting from any recapitalization, reorganization, merger, consolidation, stock split, stock dividend or any similar change affecting such Common Stock (other than a dividend which is deemed to have been reinvested pursuant to clause (ii) of this Section 4.4(a)), including the Merger.

                  (2) Vesting. The Deferred Shares shall vest as follows: as to 50% of the Deferred Shares specified in clause (i) of Section 4.4(a), on the Grant Date, and as to all remaining Deferred Shares (the "Unvested Deferred Shares") on the date in 2000 on which Executive's Annual Incentive with respect to 1999 first becomes payable pursuant to
         Section 4.3 of the Prior Agreement (the "Year 2000 Bonus Date") . On or before the fifth business day following Executive's Termination Date (such day, the "Payment Date"), the Company shall deliver to Executive a number of shares of Common Stock equal to the number of Deferred Shares that have become vested on or before the Termination Date.

                  (3) Effect on SERP Benefit. Solely for purposes of determining the amount of Executive's SERP Benefit pursuant to Section 6.2, Executive's Annual Incentive with respect to each of 1998 and 1999 under the Prior Agreement shall be deemed to have been $300,000 greater than the Annual Incentive actually paid to Executive in respect of such year.

                  (4) Additional Option. Effective as of the Grant Date, Unicom granted to Executive an Option (the "Additional Option") with an exercise price equal to the Grant Price and subject to such other terms and conditions as are applicable to other stock options granted to senior executives of Unicom under the Unicom Long-Term Incentive Plan. The Additional Option shall be exercisable during its term as follows:
         (i) as to 50% of the shares subject thereto, at any time on or after the Grant Date, and (ii) as to all of the other shares subject thereto (the "Unvested Option Shares"), at any time on or after the Year 2000 Bonus Date.

                                   ARTICLE V.
                                  OPTION GRANTS

         V.1 Initial Grant. On March 16, 1998, Unicom granted to Executive an Option to purchase 250,000 shares of Unicom Common Stock. Subject to the provisions of Article VII and Article VIII, such Option shall become exercisable in equal installments on each of the three first Anniversary Dates and shall thereafter remain exercisable until the 10th Anniversary Date. The option price of such Option equaled 100% of the fair market value of Unicom's Common Stock as of March 16, 1998 as determined by the Compensation Committee of the Unicom Board.

         V.2 Future Grants. As of the Merger Effective Time, the Compensation Committee shall in its discretion consider Executive for a grant of Options under the LTIP, but such grant shall be in an amount which is not less than the Options granted as of the Merger Effective Time to the other Co-Chief Executive Officer, if any, of the Company. In addition, during the Contract Term, the Compensation Committee shall in its discretion consider Executive for possible future annual or other grants of Options under the LTIP on the same date or dates and on the same basis as other senior executives of the Company, except that during the Transition Period such grants shall be in amounts which are not less than those granted to the other Co-Chief Executive Officer, if any, of the Company. Subject to the provisions of Article VII and Article VIII, Options granted to Executive under the Unicom Long-Term Incentive Plan prior to the Merger Effective Time shall become exercisable in accordance with their terms and the terms of the Unicom Long-Term Incentive Plan.

                                   ARTICLE VI.
                                 OTHER BENEFITS

         VI.1 Savings and Other Plans. During the Contract Term, Executive shall be entitled to participate in all savings, deferred compensation and retirement plans which are or may hereafter become generally available to senior executives of the Company (subject to the eligibility requirements of such plans, except as such eligibility requirements are modified by the provisions of Article IV and this Article VI), except that during the Transition Period such participation shall be on terms no less favorable than those available to the other Co-Chief Executive Officer, if any, of the Company.

         VI.2     Retirement Benefits.

                  (1) Upon the first to occur of Executive's Early Retirement or Normal Retirement, a Termination Without Cause, a Termination for Good Reason, a Termination of Employment by reason of death or Disability or a Termination of Employment by the Executive for any other reason on or after the first anniversary of the Commencement Date (any of the foregoing, a "SERP Payment Event"), Executive (or, in the event of his death, his surviving spouse) shall thereafter receive a retirement benefit (the "SERP Benefit") determined pursuant to Section 6.2(b).

                  (2) The SERP Benefit to be provided to Executive during any year shall equal an amount which, when added to all other retirement benefits provided to Executive by the Company and its Affiliates during such year (including payments under the Service Annuity System, the Supplemental Retirement Plan, any Social Security supplement paid by ComEd until Executive attains age 65, any retirement benefit paid pursuant to Section 8.4, and any other sources) results an aggregate annual retirement benefit equal to the annual retirement benefit that would have been payable under the Service Annuity System (including under the Supplemental Retirement Plan) as in effect on the March 10, 1998, calculated as though Executive had:

                            (1) retired at age 60 (or, if greater,  his attained
                  age upon the first SERP Payment Event), and

                            (2) accrued 20 years of service on March 16, 1998 and one additional year of service on each Anniversary Date occurring on or before the Termination Date;

         provided, however, that in no event shall any SERP Benefit be payable:

                            (A) during the  Severance  Period if either  Section
                  7.3 or 8.3 is applicable,

                            (B) in the event that, before the first SERP Payment
                  Event, Executive shall have received a Notice of Consideration (as defined in Section 7.1(b)(i)) and his employment is subsequently terminated by the Company for Cause, or

                            (C) in the event of any  Termination  of  Employment
                  other than in connection with a SERP Payment Event.

         In addition, Executive's right to receive the SERP Benefit shall be subject to Section 7.7.

                  (3) Executive shall have the option to receive the SERP Benefit (i) as a lump-sum amount, payable within 30 days after Termination of Employment notwithstanding the provisions of Section 6.2(b)(A), (ii) as a regular life annuity, or (iii) as a joint and survivor marital annuity (to be appropriately adjusted in accordance with the provisions of the Service Annuity System). In the event of Executive's death during his employment by the Company, his spouse will immediately become entitled to a surviving spouse benefit.

         VI.3 Welfare Benefits. During the Contract Term, Executive (and his family) shall be eligible to participate in and shall receive benefits under all welfare benefit plans and Practices provided by the Company (including medical, prescription, dental, vision care, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) generally available to senior executives of the Company; provided, however, that the Company shall provide at no cost to Executive an amount of term life insurance coverage that, when added to the coverage available at no cost to Executive under the Company's group or employee life plans or programs, equals three times his Base Salary. During the Transition Period participation in such welfare benefit plans and Practices shall be on terms no less favorable than those available to the other Co-Chief Executive Officer, if any, of the Company.

         VI.4 Employee Benefits. During the Contract Term, Executive shall be entitled to employee benefits generally available to other senior executives of the Company, including financial planning and tax planning services, except that during the Transition Period such employee benefits available to Executive shall be no less favorable than those available to the other Co-Chief Executive Officer, if any, of the Company.

         VI.5 Time Off. During each year of the Contract Term, Executive shall be entitled to 30 "paid time off" days in accordance with the PTO policy applicable to senior executives of the Company, except that during the Transition Period such amount shall not be less than the days applicable to the other Co-Chief Executive Officer, if any, of the Company.

         VI.6 Expenses. During the Contract Term, Executive shall be entitled to receive prompt reimbursement for all of his reasonable employment-related expenses upon the Company's receipt of accounting in accordance with Practices applicable to senior executives of the Company, except that during the Transition Period such Practices shall not be less favorable than those applicable to the other Co-Chief Executive Officer, if any, of the Company.

         VI.7 Office; Support Staff. During the Contract Term, Executive shall be entitled to an office of a size and with furnishings and other appointments, and to personal secretarial and other assistance, as is appropriate to the positions being assumed by Executive, but in no event less than those provided to other senior executives of the Company or to the other Co-Chief Executive Officer, if any, of the Company.

                                  ARTICLE VII.
                              TERMINATION BENEFITS

         VII.1 Termination for Cause or Other Than for Good Reason, Retirement, Death or Disability.

                  (1) If, whether before or after the end of the Initial Term, Executive's employment is terminated by the Company for Cause or by Executive for any reason other than Good Reason, death, Disability, Early Retirement or Normal Retirement, then:

                      (1) the Company shall within 10 days after the Termination
                   Date pay Executive his Accrued Base Salary and Accrued Annual Incentive;

                      (2) all of Executive's Options (whether or not then exercisable) shall expire on the Termination Date; and

                      (3) any  Performance  Unit Program  award that has not yet become payable in accordance with the terms and conditions thereof shall be forfeited.

                  (2) The Company may not terminate Executive's employment for Cause unless:

                           (1) no fewer  than 30 days  prior to the  Termination
                  Date, the Company provides Executive with written notice of its intent to consider a termination of employment for Cause that states the proposed Termination Date and includes a detailed description of the specific reasons which form the basis for such consideration (the "Notice of Consideration");

                           (2) during a period of not fewer than 15 days after the date Notice of Consideration is provided, Executive shall have the opportunity to appear before the Company Board, with legal representation if he so elects, to present arguments on his own behalf; and

                           (3) following the  presentation  to the Company Board
                  as provided in clause (ii) above, Executive shall be terminated for Cause only if (x) not less than 60% of the members of the Company Board (other than Executive if Executive is a member of the Company Board, or any other member of the Company Board alleged to be involved in the events that form the basis of the proposed termination for Cause) determines that the actions of Executive constituted Cause and that his employment should accordingly be terminated for Cause; and (y) the Company Board provides Executive with a written determination setting forth the basis of such termination of employment which shall be consistent with the reasons set forth in the Notice of Consideration.

                  (3) After providing Notice of Consideration to Executive,  the
         Company  Board  may  suspend   Executive   with  pay  pending  a  final
         determination pursuant to this Section.

         VII.2 Termination for Death or Disability. If Executive's employment terminates due to death or Disability:

                  (1) the Company shall pay to Executive, his Beneficiaries or his estate, as the case may be, immediately after the Termination Date an amount which is equal to the sum of his Accrued Base Salary, Accrued Annual Incentive and Prorated Annual Incentive; and

                  (2) each of  Executive's  Options  (including  any Options not
         then   exercisable)   shall  be  fully  exercisable  and  shall  remain
         exercisable until the applicable Option Expiration Date.

         VII.3 Termination Without Cause or for Good Reason. Except as otherwise provided in Section 8.3, in the event of a Termination Without Cause or a Termination for Good Reason:

                  (1) Executive shall receive a lump sum equal to his Accrued Base Salary, Accrued Annual Incentive, and Prorated Annual Incentive;

                  (2) Executive shall receive for the duration of the Severance Period,

                           (1) periodic payments in accordance with the Company's normal payroll practices and in amounts equal to his Base Salary in effect under this Agreement or, where applicable, the Prior Agreement during the calendar year preceding the Termination Date and, for each year during the Severance Period, the Formula Annual Incentive, and

                           (2) a  continuation  of  the  benefits  described  in
                  Section 6.3 to which Executive and his family are entitled as of the Termination Date (or, if such benefits are not available, the economic equivalent thereof);

                  (3) each of Executive's Options that is exercisable on the Termination Date shall remain exercisable until the applicable Option Expiration Date;

                  (4) each of Executive's Options that has not yet become exercisable as of the Termination Date shall become exercisable during the Severance Period at such times and in such amounts (if any) as if Executive had remained employed by the Company throughout the Severance Period and, after becoming so exercisable, shall remain exercisable until the applicable Option Expiration Date; and

                  (5) any of Executive's Options that remain unexercisable at the end of the Severance Period shall be forfeited.

         VII.4 Termination Upon Normal Retirement. If Executive's employment terminates due to Normal Retirement:

                  (1) Executive shall receive a lump sum equal to his Accrued Base Salary, Accrued Annual Incentive, and Prorated Annual Incentive;

                  (2) each of Executive's Options that is exercisable on the Termination Date shall remain exercisable until the applicable Option Expiration Date; and

                  (3) each of Executive's Options that has not yet become exercisable as of the Termination Date shall become exercisable after Executive's retirement at such times and in such amounts as if Executive had remained employed by the Company following his retirement and, after becoming so exercisable, shall remain exercisable until the applicable Option Expiration Date.

         VII.5 Termination Upon Early Retirement. If Executive's employment terminates due to Early Retirement:

                  (1) Executive shall receive a lump sum equal to his Accrued Base Salary, Accrued Annual Incentive, and Prorated Annual Incentive;

                  (2) each of Executive's Options that is exercisable on the Termination Date shall remain exercisable until the later to occur of
         (i) the end of the period that is applicable under such circumstances pursuant to the form of grant agreement in general use for grants to senior executives at the time such Option was granted or (ii) 90 days after the Termination Date, but in no event after the applicable Option Expiration Date; and

                  (3) each of Executive's Options that has not yet become exercisable as of the Termination Date shall expire on the Termination Date.

         VII.6 Post-Retirement Health Care Coverage. In the event of any Termination of Employment on account of death, Disability, Early Retirement, Normal Retirement, by Executive for Good Reason or by the Company without Cause, Executive and his spouse shall each be entitled to Post-Retirement Health Care Coverage for the remainder of their respective lives. Such coverage shall not duplicate any benefits that may then be available to Executive and his spouse under Section 6.3 and shall be secondary to any coverage provided by any other employer or Medicare.

         VII.7 Breach of Covenants; Exculpation. In the event of (a) a wilful and material breach by Executive of any of the covenants contained in Article IX, or (b) a failure by Executive to cure (to the fullest extent curable) a non-wilful breach of any of such covenants within 10 days after his receipt of a written notice thereof from the Company, the Company shall be entitled, after obtaining a final judicial determination (or, if the Company reasonably determines, based upon the advice of counsel, that it is more likely than not that each of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois will decline to adjudicate the issue, a final decree in an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association, with such arbitration proceeding to be conducted in Chicago, Illinois before a panel of three arbitrators) to the effect that such action by the Company is appropriate and consistent with the requirements and procedures set forth in this Agreement, to take any or all of the following actions:

                        (1) discontinue the SERP Benefit and any or all payments
                  and benefits provided to Executive pursuant to Article VII and any other provision of this Agreement,

                        (2) terminate any Options then held by Executive, whether or not then exercisable, and

                        (3) require Executive to:

                                    (w)  repay  to  the   Company   all  amounts
                           previously received by Executive pursuant to any provision of Article VII on or after the first date on which the Executive breached any of the covenants contained in Article IX (the "Breach Date"),

                                    (x)  repay  to  the   Company   all  amounts
                           previously received by Executive pursuant the SERP Benefit at any time on or after the Termination Date,

                                    (y) pay to the  Company  an amount  equal to
                           the aggregate "spread" on all Options exercised on or after the Breach Date, and

                                    (z) repay to the  Company  any other  amount
                           that it paid to Executive on or after the Breach Date which Executive would not have been entitled to receive if the Company had terminated the employment of Executive for Cause as of the Breach Date;

provided, however, that (I) no benefits shall be discontinued or terminated nor shall Executive have any monetary liability to the Company for any breach of the covenants contained in Article IX for any act or failure to act, including without limitation simple negligence or an error in judgment, if such act or failure to act was done in good faith, with a reasonable belief that the act, or failure to act, was in the best interest of the Company or was required by applicable law or administrative regulations, and was not done primarily to benefit Executive and (II) no action may be brought under this Section 7.7 more than three years after the Termination Date. For purposes of clause (iii) (y) of the preceding sentence, "spread" in respect of any Option shall mean the product of the number of shares as to which such Option has been exercised on or after the Breach Date multiplied by the difference between the closing price of the Common Stock on the exercise date (or if the Common Stock did not trade on the New York Stock Exchange on the exercise date, the most recent date on which the Common Stock did so trade) and the exercise price of the Option.

         VII.8 Other Employment; Other Plans. Executive shall not be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any provision of this Agreement. The amounts payable hereunder shall not be reduced by any payments received by Executive from any other employer; provided, however, that any continued welfare benefits provided for by Section 6.3 shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer. The provisions of this Article VII or
Article VIII will not limit the entitlement of Executive to any other benefits available to Executive under any benefit plan or Practice that is maintained by the Company, Unicom or any Company Affiliate in which Executive participates.


                                  ARTICLE VIII.
                       EFFECTS OF CERTAIN CONTROL CHANGES

         VIII.1  Effect  on  Certain  Defined  Terms.  In  the  event  of  (i) a
Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs at any time during the period beginning on the date on which a Change in Control first occurs and ending 24 months after such date (such period, the "Post-Change Period"), (ii) a Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs at any other time on or after the Commencement Date and prior to the earlier of Normal Retirement or December 31, 2004, or (iii) a Termination for Good Reason within the meaning of Section 1.24(b) for which the Termination Date occurs at any other time on or after the Commencement Date and prior to Normal Retirement:

                  (1) the term "Formula Annual Incentive" shall mean the greater of (i) that amount determined pursuant to Section 1.23 or (ii) Executive's target Annual Incentive determined as of the Termination Date; and

                  (2) for purposes of a Termination for Good Reason for which the Termination Date occurs during the Post-Change Period, the term "Good Reason" shall have the meaning specified in Section 1.24, except that, subject to the proviso at the end of Section 1.24, any one or more of the following acts or omissions shall also constitute Good
         Reason:

                           (1) a determination by Executive,  made in good faith
                  at any time during the Post-Change Period, that, as a result of a Change in Control, he is substantially unable to perform, or that there has been a material reduction in, any of his duties, functions, responsibilities or authority;

                           (ii) the failure for any reason of any  successor  to
                  the Company to assume this Agreement in writing as required by
                  Section 8.2;

                           (iii) a relocation  of the  principal  offices of the
                  Company at any time during the Post-Change Period by more than 50 miles from the location of such offices immediately before the date on which the Post-Change Period begins; or

                           (iv) during any 12-month period  commencing after the
                  Change in Control, any increase of at least 20% in the amount of time that Executive is required to devote to business-related travel outside of the metropolitan Chicago, Illinois area relative to the amount of time that Executive devoted to such business travel during the 12-month period immediately prior to the Change in Control, but only to the extent that such increase is attributable to requirements imposed upon Executive by the Company Board.

         VIII.2 Successor(s). Before the consummation of any Change in Control, the Company shall obtain from each Person that becomes a successor of the Company by reason of the Change in Control, the unconditional written agreement of such Person to assume this Agreement and to perform all of the obligations of the Company hereunder.

         VIII.3 Termination Without Cause or for Good Reason During Post-Change Period or Termination in Certain Other Situations. In the event of (i) a Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs during the Post-Change Period, (ii) a Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs at any other time on or after the Commencement Date and prior to the earlier of Normal Retirement or December 31, 2004, or (iii) a Termination for Good Reason within the meaning of Section 1.24(b) for which the Termination Date occurs at any other time on or after the Commencement Date and prior to Normal Retirement, the provisions of Section 7.3 shall be inapplicable and, in lieu thereof:

                  (a) Executive shall receive a lump sum equal to his Accrued Base Salary, Accrued Annual Incentive, and Prorated Annual Incentive (determined by reference to the Formula Annual Incentive computed in accordance with Section 8.1(a));

                  (b) Executive shall receive a lump sum equal to three (3.0) times the sum of (x) his Base Salary in effect under this Agreement or, where applicable, the Prior Agreement during the calendar year preceding the Termination Date and (y) his Formula Annual Incentive (computed in accordance with Section 8.1(a)) determined as of the Termination Date;

                  (c) Executive and his family shall receive for the duration of the Severance Period, a continuation of the benefits described in
         Section 6.3 to which Executive and his family are entitled as of the Termination Date (or, if such benefits are not available, the economic equivalent thereof) and, upon the expiration of the Severance Period, Executive and his spouse shall be entitled to Post-Retirement Health Care Coverage in accordance with the provisions of Section 7.6;

                  (d) Company shall, at its expense, engage a professional outplacement organization which shall provide individual outplacement services to Executive for a period of six months commencing on the Termination Date, subject to extension for an additional period of six months in the sole discretion of Company;

                  (e) each of Executive's Options that is exercisable on the Termination Date shall remain exercisable until the applicable Option Expiration Date;

                  (f) each of Executive's Options that is not fully exercisable as of the Termination Date shall immediately become fully exercisable and shall thereafter remain exercisable until the applicable Option Expiration Date;

                  (g) all forfeiture conditions which as of the Termination Date are applicable to any deferred stock unit, restricted stock or restricted share units awarded to Executive by the Company pursuant to the LTIP, a successor plan, or otherwise at any time during the Contract Term or by Unicom pursuant to the Unicom Long-Term Incentive Plan or otherwise at any time during the contract term under the Prior Agreement, shall lapse immediately; and

                  (h) If all or any portion of any of Executive's awards under any other bonus or incentive arrangement under the LTIP or the Unicom Long-Term Incentive Plan shall for any reason be unvested as of the Termination Date, the Company shall pay Executive a benefit equal to the increase in the benefit that Executive would have received if the unvested portion of such benefit had become fully vested as of the Termination Date.

         VIII.4   Enhanced Retirement Benefit.

                  (a) In the event of (i) a Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs during the Post-Change Period, (ii) a Termination Without Cause or a Termination for Good Reason (including a Termination for Good Reason within the meaning of Section 1.24(b)) for which the Termination Date occurs at any other time on or after the Commencement

         Date and prior to the earlier of Normal Retirement or December 31, 2004, or (iii) a Termination for Good Reason within the meaning of
         Section 1.24(b) for which the Termination Date occurs at any other time on or after the Commencement Date and prior to Normal Retirement, the aggregate amount of Executive's annual retirement benefit pursuant to
         Section 6.2(a) shall be computed on the basis of the assumptions set forth in such Section 6.2(b), together with the additional assumptions that Executive had:

                           (x) attained as of the  Termination  Date an age that
                  is three  greater than the age  determined  pursuant to clause
                  (i) of Section 6.2(b),

                           (y) accrued a number of years of service that is three years greater than the number of years of service determined pursuant to clause (ii) of Section 6.2(b), and

                           (z) received the lump-sum severance benefit specified
                  in Section 8.3(b) in equal monthly installments during the Severance Period.

                  (b) For purposes of applying the adjustments necessary to give effect to the form in which Executive may from time to time elect to receive his SERP Benefit pursuant to Section 6.2(c), the term "Service Annuity System" shall refer to Service Annuity System as in effect on the last date preceding the Post-Change Period, if any, if the amount of the SERP Benefit (in the form in which Executive elects to receive it) would otherwise be reduced by application of the adjustments provided for under the Service Annuity System as in effect as of the Termination Date.

         VIII.5 Gross-Up for Certain Taxes.

                  (a) If it is determined by the Company's independent auditors that any monetary or other benefit received or deemed received by Executive from the Company or any Affiliate thereof pursuant to this Agreement or otherwise, whether or not in connection with a Change in Control (such monetary or other benefits collectively, the "Potential Parachute Payments"), is or will become subject to any excise tax under
         Section 4999 of the Code or any similar tax under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then the Company shall, subject to Sections 8.10 and 8.11, within five business days after such determination, pay Executive an amount (the "Gross-Up Payment") equal to the product of:

                      (i) the amount of such Excise Taxes multiplied by

                      (ii) the Gross-Up Multiple (as defined in Section 8.8).

         The Gross-Up Payment is intended to compensate Executive for all Excise Taxes payable by Executive with respect to Potential Parachute Payments and all Taxes or Excise Taxes payable by Executive with respect to the Gross-Up Payment.

                  (b) The determination of the Company's independent auditors described in Section 8.5(a), including the detailed calculations of the amounts of the Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto, shall be set forth in a written certificate of such auditors (the "Company Certificate") delivered to Executive. Executive or the Company may at any time request the preparation and delivery to Executive of a Company
         Certificate. The Company shall cause the Company Certificate to be delivered to Executive as soon as reasonably possible after such request.

         VIII.6   Determination by Executive.

                  (a) If (i) the Company shall fail to deliver a Company Certificate to Executive within 30 days after its receipt of his written request therefor, or (ii) at any time after Executive's receipt of a Company Certificate, Executive disputes either (x) the amount of the Gross-Up Payment set forth therein or (y) the determination set forth therein to the effect that no Gross-Up Payment is due (whether by reason of Section 8.11 or otherwise), then Executive may elect to require the Company to pay a Gross-Up Payment in the amount determined by Executive as set forth in an Executive Counsel Opinion (as defined in Section 8.9). Any such demand by Executive shall be made by delivery to the Company of a written notice which specifies the Gross-Up Payment determined by Executive (together with the detailed calculations of the amounts of Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto) and an Executive Counsel Opinion regarding such Gross-Up Payment (such written notice and opinion collectively, the "Executive's Determination") . Within 30 days after delivery of an Executive's Determination to the Company, the Company shall either (i) pay Executive the Gross-Up Payment set forth in the Executive's Determination (less the portion thereof, if any, previously paid to Executive by the Company) or (ii) deliver to Executive a Company Certificate and a Company Counsel Opinion (as defined in Section 8.9), and pay Executive the Gross-Up Payment specified in such Company Certificate. If for any reason the Company fails to comply with the preceding sentence, the Gross-Up Payment specified in the Executive's Determination shall be controlling for all purposes.

                  (b) If Executive does not request a Company Certificate, and the Company does not deliver a Company Certificate to Executive, then
         (i) the Company shall, for purposes of Section 8.11, be deemed to have determined that no Gross-Up Payment is due and (ii) Executive shall not pay any Excise Taxes in respect of Potential Parachute Payments except in accordance with Sections 8.10(a) or (d).

         VIII.7 Additional Gross-Up Amounts. If for any reason (whether pursuant to subsequently enacted provisions of the Code, final regulations or published rulings of the IRS, a final judgment of a court of competent jurisdiction, a determination of the Company's independent auditors set forth in a Company Certificate or, subject to the last two sentences of Section 8.6(a), an Executive's Determination) it is later determined that the amount of Excise Taxes payable by Executive is greater than the amount determined by the Company or Executive pursuant to Section 8.5 or 8.6, as applicable, then the Company shall, subject to Sections 8.10 and 8.11, pay Executive an amount (which shall also be deemed a Gross-Up Payment) equal to the product of:

                  (a) the sum of (1) such additional Excise Taxes and (2) any interest, penalties, expenses or other costs incurred by Executive as a result of having taken a position in accordance with a determination made pursuant to Section 8.5 or 8.6, as applicable, multiplied by

                           (b)      the Gross-Up Multiple.

         VIII.8 Gross-Up Multiple. The Gross-Up Multiple shall equal a fraction, the numerator of which is one (l.0), and the denominator of which is one (1.0) minus the lesser of (i) the sum, expressed as a decimal fraction, of the effective after-tax marginal rates of all Taxes and any Excise Taxes applicable to the Gross-Up Payment or (ii) 0.80, it being intended that the Gross-Up Multiple shall in no event exceed five (5.0) . (If different rates of tax are applicable to various portions of a Gross-Up Payment, the weighted average of such rates shall be used.)

         VIII.9 Opinion of Counsel. "Executive Counsel Opinion" means an opinion of nationally-recognized executive compensation counsel to the effect (i) that the amount of the Gross-Up Payment determined by Executive pursuant to Section
8.6 is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is most likely to decide to have been calculated in accordance with this Article and applicable law and (ii) if the Company has previously delivered a Company Certificate to Executive, that there is no reasonable basis or no substantial authority for the calculation of the Gross-Up Payment set forth in the Company Certificate. "Company Counsel Opinion" means an opinion of nationally-recognized executive compensation counsel to the effect that (i) the amount of the Gross-Up Payment set forth in the Company Certificate is the amount that a court of competent jurisdiction, based on a final judgment not subject to further appeal, is most likely to decide to have been calculated in accordance with this Article and applicable law and (ii) for purposes of Section 6662 of the Code, Executive has substantial authority to report on his federal income tax return the amount of Excise Taxes set forth in the Company Certificate.

         VIII.10  Amount Increased or Contested.

                  (a) Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 8.5 or 8.6, as applicable. Such Executive's Notice shall include the nature and amount of such IRS Claim, the date on which such IRS Claim is due to be paid (the "IRS Claim Deadline"), and a copy of all notices and other documents or correspondence received by Executive in respect of such IRS Claim. Executive shall give his Executive's Notice as soon as practicable, but no later than the earlier of (i) 10 business days after Executive first obtains actual knowledge of such IRS Claim or (ii) five business days before the IRS Claim Deadline; provided, however, that Executive's failure to give such notice shall affect the Company's obligations under this Article only to the extent that the Company is actually prejudiced by such failure. If at least one business day before the IRS Claim Deadline the Company shall:

                           (1) deliver to Executive a Company Certificate to the
                  effect that the IRS Claim has been reviewed by the Company's independent auditors and, notwithstanding the IRS Claim, the amount of Excise Taxes, interest and penalties payable by Executive is either zero or an amount less than the amount specified in the IRS Claim,

                           (2) pay to Executive  an amount  (which shall also be
                  deemed a Gross-Up Payment) equal to the positive difference between (x) the product of the amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by the Gross-Up Multiple, and (y) the portion of such product, if any, previously paid to Executive by the Company, and

                           (3) direct  Executive  pursuant to Section 8.10(d) to
                  contest the balance of the IRS Claim,

         then Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company Certificate. In no event shall Executive pay an IRS Claim earlier than 30 days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

                  (b) At any time after the payment by Executive of any amount of Excise Taxes or related interest or penalties in respect of Potential Parachute Payments (whether or not such amount was based upon a Company Certificate, an Executive's Determination or an IRS Claim), the Company may in its discretion require Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, interest or penalties as the Company may specify by written notice to Executive.

                  (c) If the Company notifies Executive in writing that the Company desires Executive to contest an IRS Claim or to pursue a Refund Claim, Executive shall:

                           (i)  give  the  Company  all   information   that  it
                  reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

                           (ii) take such  action  in  connection  with such IRS
                  Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of Executive (which approval shall not be unreasonably withheld or delayed),

                           (iii) cooperate with the Company in good faith to contest such IRS Claim or pursue such Refund Claim, as applicable,

                           (iv)  permit  the  Company  to   participate  in  any
                  proceedings relating to such IRS Claim or Refund Claim, as applicable, and

                           (iv) contest such IRS Claim or prosecute  such Refund
                  Claim (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

         The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the IRS or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive relating to the IRS Claim is limited solely to such IRS Claim, (ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and (iii) Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

                  (d) The Company may at any time in its discretion direct Executive to (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to Executive on an interest-free basis and shall indemnify Executive, on an after-tax basis, for any Taxes, Excise Taxes, and any related interest or penalties imposed with respect to such advance.

                  (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify Executive, on an after-tax basis, for any Taxes, Excise Taxes and related interest and penalties imposed on Executive as a result of such payment of costs and expenses.

         VIII.11 Limitation on Gross-Up Payments.

                  (a) Notwithstanding any other provision of this Article VIII, if the aggregate After-Tax Amount (as defined below) of the Potential Parachute Payments and Gross-up Payment that, but for this Section 8.11, would be payable to Executive, does not exceed 110% of the After-Tax Floor Amount (as defined below), then no Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (i) not cause any Excise Taxes to be payable by Executive and (ii) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision) . For purposes of the preceding sentence, Executive shall be deemed to be subject to the highest effective after-tax marginal rate of Taxes.

                  (b) For purposes of this Section:

                           (i) "After-Tax Amount" means the portion of a specified amount that would remain after payment of all Taxes and Excise Taxes paid or payable by Executive in respect of such specified amount;

                           (ii) "Floor Amount" means the greatest pre-tax amount
                  of Potential Parachute Payments that could be paid to Executive without causing him to become liable for any Excise Taxes in connection therewith; and

                           (iii) "After-Tax Floor Amount" means the After-Tax Amount of the Floor Amount.

         VIII.12 Refunds. If, after the receipt by Executive of any payment or advance of Excise Taxes by the Company pursuant to this Article, Executive receives any refund with respect to such Excise Taxes, Executive shall (subject to the Company's complying with any applicable requirements of Section 8.10) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after the receipt by Executive of an amount advanced by the Company pursuant to Section 8.10, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid. Any contest of a denial of refund shall be controlled by Section 8.10.

         VIII.13 No Adverse Effect on Pooling of Interests. Any benefits provided to Executive under this Article VIII may be reduced or eliminated to the extent necessary, in the reasonable judgment of the Company Board, to enable the Company to account for a merger, consolidation or similar transaction as a pooling of interests; provided that (i) the Company Board shall have exercised such judgment and given Executive written notice thereof prior to the Effective Date,
(ii) the determination of the Company Board shall be supported by a written certificate of the Company's independent auditors, a copy of which shall be provided to the Executive before the Effective Date, and (iii) if for any reason the Company shall, notwithstanding such exercise of judgment by the Company Board, fail to account for such merger, consolidation or other transaction as a pooling of interests for any fiscal period that includes the Termination Date, the Company shall, as soon as practicable after the end of such fiscal period and, in any event, within 10 business days after the its audited financial statements for such fiscal period first become publicly available, provide to Executive the excess, if any, of (x) each severance or other benefit determined pursuant to Article VIII (without giving effect to this Section 8.13) over (y) each corresponding severance or other benefit previously provided to Executive pursuant to Article VII or Article VIII.

                                   ARTICLE IX.
                              RESTRICTIVE COVENANTS

         IX.1     Confidential Information.

                  (1) Executive acknowledges that it is the policy of the Company and its Affiliates to maintain as secret and confidential all Confidential Information, and that Confidential Information has been and will be developed at substantial cost and effort to the Company and its Affiliates. Executive acknowledges that he will have access to Confidential Information with respect to the Company and its Affiliates which information is a valuable and unique asset of the Company and its Affiliates and that disclosure of such Confidential Information would cause irreparable damage to the business and operations of the Company and its Affiliates.

                  (2) Executive acknowledges that the Confidential Information is, as between the Company and its Affiliates and Executive, the exclusive property of the Company and its Affiliates.

                  (3) Both during Executive's employment by the Company (whether during or after the Initial Term) and at any time after the Termination Date, Executive:

                           (1) shall not, directly or indirectly, divulge, furnish or make accessible to any Person any Confidential Information (except (x) to the extent Executive reasonably and in good faith believes that such actions are related to, and required by, Executive's performance of his duties under this Agreement, or (y) as may be compelled by applicable law or administrative  regulation;  provided that  Executive,  to the extent not prohibited from doing so by applicable law or administrative regulation, shall give the Company written notice of the information to be so disclosed pursuant to clause (y) of this sentence as far in advance of its disclosure as is practicable, shall cooperate with the Company in its efforts to protect the information from disclosure, and shall limit its disclosure of such information to the minimum disclosure required by law or administrative regulation unless the Company agrees in writing to a greater level of disclosure);

                           (2) shall not use for his own  benefit in any manner,
                  any Confidential Information;

                           (3) shall not cause any such Confidential Information
                  to become publicly known; and

                           (4) shall take all reasonable steps to safeguard such
                  Confidential Information and to protect it against disclosure, misuse, loss and theft.

                  (4) For purposes of this Agreement, Confidential Information represents trade secrets subject to protection under the Uniform Trade Secrets Act, as adopted by the State of Illinois, or to any comparable protection afforded by applicable laws.

         IX.2     Non-Competition.

                  (1) During the period beginning on the Agreement Date and ending two years after the Termination Date, Executive shall not, directly or indirectly, in any capacity, engage or participate in, become employed by, serve as a director of, or render advisory or consulting or other services in connection with, any Competitive Business (as defined in Section 9.2(c)).

                  (2) During the period beginning on the Agreement Date and ending two years after the Termination Date, Executive shall not at any time make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Competitive Business. Nothing in this subsection shall, however, restrict Executive from making an investment in any Competitive Business if such investment does not (i) represent more than 1% of market value of the outstanding capital stock or debt (as applicable) of such Competitive Business, (ii) give Executive any right or ability, directly or indirectly, to control or influence the policy decisions of any Competitive Business, and (iii) create a conflict of interest between Executive's duties under this Agreement and his interest in such investment. In addition, nothing in this subsection shall restrict Executive's ability to retain any interest (including any interest in common stock held on March 10, 1998 or subsequently acquired upon exercise of options or similar rights held on March 10, 1998 or upon the conversion of convertible securities held on March 10, 1998) in New England Electric System or any of its successors received by Executive as a result of his former employment relationship with such entity.

                  (3) "Competitive Business" means as of any date (including during the two-year period commencing on the Termination Date) any Person (and any branch, office or operation thereof) which engages in, or proposes to engage in (i) the production, transmission, distribution, marketing or sale of electricity or (ii) any other business engaged in by the Company or its Affiliates prior to the Termination Date which represents for any calendar year during the Contract Term, or is projected by the Company (as reflected in a business plan adopted by the Company or any Affiliate thereof before the Termination Date) to yield during any year during the first three-fiscal year period commencing on or after the Termination Date, more than 5% of the gross revenue of the Company, and which is located
         (i) anywhere in the United States, or (ii) anywhere outside of the United States where the


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

         Company or any Affiliate thereof is then engaged in, or proposes to engage in, any of such activities.

         IX.3 Non-Solicitation. During the period beginning on the Agreement Date and ending two years after the Termination Date, Executive shall not, directly or indirectly:

                  (1) other than in connection with the performance of his duties as an officer of the Company, encourage any Key Employee to terminate his or her employment;

                 (2) employ, engage as a consultant or adviser, or solicit the employment or engagement as a consultant or adviser of, any Key Employee (other than by the Company or its Affiliates), or cause any Person to do any of the foregoing;

                  (3)  establish  a  business  with,  or  encourage   others  to
         establish a business with, any Key Employee; or

                  (4) interfere with the relationship of the Company or any of its Affiliates with, or endeavor to entice away from, the Company or any of its Affiliates any Person who or which at any time during the period commencing one year prior to March 16, 1998 was a material customer or material supplier of, or maintained a material business relationship with, the Company, Unicom or any of their Affiliates.

         IX.4     Reasonableness of Restrictive Covenants.

                  (1) Executive acknowledges that the covenants contained in Sections 9.1, 9.2 and 9.3 are reasonable in the scope of the activities restricted, the geographic area covered by the restrictions, and the duration of the restrictions, and that such covenants are reasonably necessary to protect the Company's legitimate interests in its Confidential Information and in its relationships with employees, customers and suppliers. Executive further acknowledges such covenants are essential elements of this Agreement and that, but for such covenants, Unicom and ComEd would not have entered into this Agreement.

                  (2) Unicom and ComEd and Executive have each consulted with their respective legal counsel and have been advised concerning the reasonableness and propriety of such covenants. Executive acknowledges that his observance of the covenants contained in Sections 9.1, 9.2 and
         9.3 will not deprive him of the ability to earn a livelihood or to support his dependents.



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

         IX.5     Right to Injunction; Survival of Undertakings.

                  (1) In recognition of the confidential nature of the Confidential Information, and in recognition of the necessity of the limited restrictions imposed by Sections 9.1, 9.2 and 9.3, the parties agree that it would be impossible to measure solely in money the damages which the Company would suffer if Executive were to breach any of his obligations under such Sections. Executive acknowledges that any breach of any provision of this such Sections would irreparably injure the Company. Accordingly, Executive agrees that if he breaches any of the provisions of such Sections, the Company shall be entitled, in addition to any other remedies to which the Company may be entitled under this Agreement or otherwise, to an injunction to be issued by a court of competent jurisdiction, to restrain any breach, or threatened breach, of such provisions, and Executive hereby waives any right to assert any claim or defense that the Company has an adequate remedy at law for any such breach.

                  (2) If a court determines that any of the covenants included in this Article IX is unenforceable in whole or in part because of such covenant's duration or geographical or other scope, such court shall have the power to reduce the duration or scope of such provision, as the case may be, so as to cause such covenant to be thereafter enforceable.

                  (3) All of the provisions of this Article IX shall survive any Termination of Employment without regard to (i) the reasons for such termination or (ii) the expiration of the Contract Term.

         IX.6 Non-Disparagement. During the two-year period commencing on the Termination Date, Executive shall not (a) make any written or oral statement that brings the Company or any of its Affiliates or the employees, officers or agents of the Company or any of its Affiliates into disrepute, or tarnishes any of their images or reputations or (b) publish, comment upon or disseminate any statements suggesting or accusing Company or any of its Affiliates or any of agents, employees or officers of the Company or any of its Affiliates of any misconduct or unlawful behavior. This Section shall not be deemed to be breached by testimony of Executive given in any judicial or governmental proceeding which Executive reasonably believes to be truthful at the time given or by any other action of Executive which he reasonably believes is taken in accordance with the requirements of applicable law or administrative regulation.

                                   ARTICLE X.
                                  MISCELLANEOUS

         X.1 Required Withholding. The Company may deduct or withhold from payments or other benefits otherwise payable to Executive pursuant to the provisions of this Agreement any amounts that are required by applicable law.

         X.2 Remedies. In the event of any Termination of Employment or any breach of this Agreement by the Company, Executive's exclusive remedies shall be as specified in Article VII or to enforce any other undertaking of the Company expressly provided in this Agreement; provided that nothing herein shall deny Executive the right to seek a final judicial determination (or, if Executive reasonably determines, based upon the advice of counsel, that it is more likely than not that each of the Circuit Court of Cook County, Illinois and the United States District Court for the Northern District of Illinois will decline to adjudicate the issue, a final decree in an arbitration proceeding conducted in accordance with the rules of the American Arbitration Association, with such arbitration proceeding to be conducted in Chicago, Illinois before a panel of three arbitrators) that any Termination of Employment purportedly made for Cause was, in fact, made not in good faith or was made without adherence to the requirements or procedures set forth in this Agreement. If Executive obtains such a final judicial or arbitral determination, as applicable, the Termination of Employment shall be treated as a Termination Without Cause for all purposes of this Agreement.

         X.3 Assignment; Successors. This Agreement shall be binding upon and inure to the benefit of Executive and his Beneficiaries and estate and the Company (as the surviving entity in the Merger and as successor to Unicom at the Merger Effective Time) and its successors.

         X.4 Beneficiary. If Executive dies prior to receiving all of the amounts payable hereunder pursuant to Article IV, VI (except as may otherwise expressly be provided in such Article or in the plans referenced therein), VII or VIII, such amounts shall be paid in a lump-sum payment to the beneficiary ("Beneficiary") designated by Executive in writing to the Company during his lifetime, which Executive may change from time to time by new designation filed in like manner without the consent of any Beneficiary; or if no such Beneficiary is designated, to his estate.

         X.5 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         X.6 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

         X.7 Amendment; Waiver. This Agreement shall not be amended or modified except by a written agreement between (a) prior to the Merger Effective Time, Unicom, ComEd and Executive and (b) on or after the Merger Effective Time, the Company and Executive. A waiver of any term, covenant or condition contained in this Agreement shall not result in a waiver of any other term, covenant or condition, and any waiver of any default shall not result in a waiver of any later default.

         X.8 Notices. All notices hereunder shall be in writing, delivered by hand, nationally-recognized courier service that guarantees overnight delivery or by certified mail, return receipt requested, postage prepaid, and addressed as follows:

                If to the Company: Newco
                                   Attn: Pamela B. Strobel
                                   Executive Vice President and General Counsel
                                   37th Floor
                                   One First National Plaza
                                   Chicago, Illinois 60690

                If to Executive:   John W. Rowe
                                   Unit 3306
                                   950 North Michigan Avenue
                                   Chicago, Illinois 60611

                With copy to:      Robert W. Kleinman, Esq.
                                   Ross & Hardies
                                   150 North Michigan Avenue
                                   Chicago, Illinois 60601-7567

Either party may from time to time designate a new address by accordance with this Section. Notices shall be effective when received by the addressee.

         X.9 Publicity. Until this Agreement has been filed as an exhibit to a filing by the Company or Unicom with the Securities and Exchange Commission, neither Executive nor the Company shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, nor disclose the contents hereof to any third party, without obtaining in each case the consent of the other parties hereto, which consent shall not be withheld or delayed where such release, announcement or disclosure shall be required by applicable law or administrative regulation.

         X.10 Communications. Nothing in this Agreement, including Sections 9.1,
9.6 or 10.9, shall be construed to prohibit Executive from communicating with, including testifying in any administrative proceeding before, the Nuclear Regulatory Commission or the United States Department of Labor, or from otherwise addressing issues related to nuclear safety with any party or taking any other action protected under Section 211 of the Energy Reorganization Act.

         X.11 Legal Expenses. The Company shall pay to Executive all reasonable legal fees and expenses incurred by Executive in disputing in good faith any termination of his employment hereunder or in seeking in good faith to obtain or enforce any benefit or right under this Agreement, provided that Executive shall have a reasonable basis for his position.

         X.12 Articles and Sections. Except where otherwise indicated by the context, any reference to an "Article" or "Section" shall be to an Article or Section of this Agreement.

         X.13   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

         X.14 Effectiveness; Prior Agreement; Entire Agreement. This Agreement shall be binding immediately upon its execution and shall become effective immediately prior to the Merger Effective Time without further action of Unicom, the Company, ComEd or Executive. The Prior Agreement shall remain in effect until as provided in the following sentence. At the Merger Effective Time this Agreement forms the entire agreement between the parties hereto with respect to its subject matter, and shall supersede all prior agreements, promises and representations of the parties regarding employment or severance, whether in writing or otherwise, including but not limited to the Prior Agreement which will be without further effect immediately prior to the Merger Effective Time (and upon the effectiveness of this Agreement) without further action of Unicom, the Company, ComEd or the Executive or liability to Unicom, the Company, ComEd or Executive thereunder.

         X.15 Applicable Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

         X.16 Survival. All of Executive's rights hereunder, including his rights to compensation and benefits prior to the Termination Date, his right to severance and other benefits subject to the terms and conditions of Article VII and VIII after the Termination Date, and his obligations under Article IX hereof, shall survive a Termination of Employment and the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                      UNICOM CORPORATION


                      By:  /s/ Edward A. Brennan
                           -------------------------------------------------
                           Edward A. Brennan,
                           Chairman of the Compensation Committee
                           of the Board of Directors


                      By:  /s/ Donald P. Jacobs
                           -------------------------------------------------
                           Donald P. Jacobs,
                           Lead Non-employee Director


                      COMMONWEALTH EDISON COMPANY


                      By:  /s/ Edward A. Brennan
                           -------------------------------------------------
                           Edward A. Brennan,
                           Chairman of the Compensation Committee of
                           the Board of Directors


                      By:  /s/ Donald P. Jacobs
                           -------------------------------------------------
                           Donald P. Jacobs,
                           Lead Non-employee Director



                      EXECUTIVE:

                           /s/ John W. Rowe
                           -------------------------------------------------
                           John W. Rowe

















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